Exhibit 99.1

NetScout Systems Reports Financial Results For Second Quarter Fiscal Year 2016

Strong Quarterly Performance Following NetScout’s Transformative Acquisition of Danaher’s Communications Business

WESTFORD, Mass.--(BUSINESS WIRE)--October 29, 2015--NetScout Systems, Inc. (NASDAQ: NTCT), a market leader in service assurance and cyber security solutions, today announced financial results for its second quarter of fiscal year 2016 ended September 30, 2015.

“NetScout’s results this quarter reflect positively on the two-plus month contribution from Danaher’s Communications Business, which we acquired in mid-July,” stated Anil Singhal, NetScout’s president and CEO. “We were pleased with the initial progress we made this quarter toward achieving our key strategic and financial objectives. Our revenue performance this quarter was underpinned by the success of a major project for a tier-one North American service provider, combined with ongoing efforts to address the near-term requirements of our global customer base in both the enterprise and service provider markets. In addition to our solid top-line results, our non-GAAP earnings per share for the quarter also benefited from prudent expense management. Our integration activities, including certain product development initiatives, are underway and proceeding according to plan. Moving forward, we believe we are well positioned to help our customers thrive in the connected world through a broader range of compelling, high-value service assurance and cyber security solutions.”

Q2 FY16 Financial Results

NetScout’s financial results for the second quarter of fiscal year 2016 include approximately two and one-half months of contribution from Danaher’s Communications Business, which NetScout acquired on July 14, 2015. The timing and magnitude of the contributions from the acquired businesses impact year-over-year comparisons for the three-month and six-month periods ended September 30, 2015.

Total revenue for the second quarter of fiscal year 2016 was $261.1 million. Non-GAAP total revenue for the second quarter of fiscal year 2016 was $281.8 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue for the second quarter of fiscal year 2016 was $175.8 million, or approximately 67% of total revenue. On a non-GAAP basis, product revenue for the second quarter of fiscal year 2016 was $181.5 million, or approximately 64% of total revenue. Service revenue for the second quarter of fiscal year 2016 was $85.4 million, or approximately 33% of total revenue. On a non-GAAP basis, service revenue for fiscal year 2016’s second quarter was $100.3 million, or approximately 36% of total revenue.

NetScout’s loss from operations was $35.3 million in the second quarter of fiscal year 2016. Second-quarter fiscal year 2016 non-GAAP income from operations was $67.4 million. NetScout’s non-GAAP operating margin for the second quarter of fiscal year 2016 was 23.9%.

Net loss for the second quarter of fiscal year 2016 was $7.9 million, or $0.09 per diluted share. On a non-GAAP basis, net income for the second quarter was $43.6 million, or $0.47 per diluted share.

Other notable financial and operations highlights for the second quarter and first six months of fiscal year 2016 included:

  On July 14, 2015, NetScout completed its $2.3 billion acquisition of the Communications Business from Danaher Corporation (NYSE: DHR). The purchase price was based on the issuance of 62.5 million shares of NetScout common stock and the closing price of NetScout’s common stock of $36.89 per share on July 13, 2015.
  NetScout’s effective non-GAAP second-quarter fiscal year 2016 tax rate was 34%, bringing the first-half fiscal year 2016 tax rate in line with the anticipated full year tax rate of 35%. The quarterly tax rate is lower than the previously anticipated range of 45% to 47% and favorably impacted non-GAAP earnings per share by approximately $0.08 per share.
  For the first six months of fiscal year 2016, total revenue was $361.9 million and non-GAAP total revenue was $382.6 million.
  Product revenue for the first half of fiscal year 2016 was $229.3 million and non-GAAP product revenue for the same period was $235.1 million. Service revenue for the first six months of fiscal year 2016 was $132.5 million and non-GAAP service revenue for the same period was $147.5 million.
  NetScout’s operating loss for the first six months of fiscal year 2016 was $22.9 million. The Company’s non-GAAP operating income for the first six months of fiscal year 2016 was $89.3 million with a non-GAAP operating margin of 23.4%.
  For the first six months of fiscal year 2016, NetScout’s net loss was $0.2 million, or $0.00 per diluted share. Non-GAAP net income for the first six months of fiscal year 2016 was $57.2 million, or $0.86 per diluted share.
  As of September 30, 2015, the Company had drawn down $250 million on its new, five-year $800 million senior secured revolving credit facility to support general working capital requirements and to help finance the repurchase of its common stock. Interest expense associated with NetScout’s credit facility negatively impacted second-quarter fiscal year 2016 non-GAAP earnings per share by $0.01 per share.
  As of September 30, 2015, cash and cash equivalents, and short and long-term marketable securities were $351.4 million, a sequential increase of $83.9 million since the end of the first quarter of fiscal year 2016. The sequential increase reflects changes in working capital along with the aforementioned $250 million draw down of the Company’s senior secured revolving credit facility.
  During the second quarter of fiscal year 2016, NetScout repurchased 4,496,596 shares of its common stock at an average price of $39.20 per share, totaling approximately $176.3 million in the aggregate. The Company’s share repurchase activity favorably impacted second-quarter fiscal year 2016 non-GAAP earnings per share by $0.01 per share.
  For the first half of fiscal year 2016, NetScout repurchased a total of 4,564,348 shares of its common stock at an average price of $39.23 per share, totaling approximately $179.1 million in the aggregate.

Guidance:

For fiscal year 2016, NetScout is refining the guidance that was originally issued in July 2015 to reflect updated estimates related to the deferred revenue fair value adjustment and a range of anticipated expenses primarily related to the acquisition, as well as the anticipated impact of the Company’s share repurchase activity through the second quarter of fiscal year 2016 and anticipated full-year interest expense:

  NetScout now expects GAAP revenue to be in the range of approximately $997 million to $1.047 billion compared with the prior GAAP revenue guidance range of $1.006 billion to $1.056 billion. The Company’s non-GAAP revenue guidance, which ranges from $1.05 billion to $1.1 billion, is unchanged.
  GAAP net loss per diluted share is now expected to be in the range of ($0.10) to ($0.25), and non-GAAP net income per diluted share is now anticipated to be in the range of $1.82 to $1.97 versus prior GAAP net income per diluted share guidance that ranged between $0.40 to $0.55 and non-GAAP net income per diluted share guidance in the range of $1.80 to $1.95.
  For the fiscal year 2016, the non-GAAP net income per diluted share expectation excludes the estimated amortization of acquired intangible assets of approximately $81 million, anticipated deferred revenue fair value adjustment of approximately $53 million, anticipated compensation expense for post-combination services of approximately $34 million, a projected inventory fair value adjustment of approximately $29 million, forecasted share-based compensation expenses of approximately $27 million, estimated business development expenses of approximately $25 million, projected acquisition-related depreciation expense of approximately $4 million and the related impact of these adjustments on the provision for income taxes of $81 million.

Conference Call Instructions:

NetScout will host a conference call to discuss its second-quarter fiscal year 2016 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhome. Alternatively, people can listen to the call by dialing (866) 701-8242 for U.S./Canada and (763) 416-6912 for international callers and using conference ID 53716905. A replay of the call will be available after 11:30 a.m. ET on October 29, 2015 for approximately one week. The number for the replay is (855) 859-2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is 53716905.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, effective non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP operating margin. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, revenue affected by the timing of the delayed transfer of certain acquired foreign entities, and revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. The effective non-GAAP tax rate reflects adjustments made to the tax rate resulting from the aforementioned eliminations to both revenue and expenses. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader in real-time service assurance and cyber security solutions for today’s most demanding service provider, enterprise and government networks. NetScout’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NetScout delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout, the statements related to the Company’s integration activities, and the statements related to being well positioned to help customers thrive in the connected world through a broader range of compelling, high-value service assurance and cyber security solutions, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; our ability to retain key executives and employees; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which is on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2015 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2015	2014	2015	2014
Revenue:
Product	$175,750	$57,953	$229,343	$122,319
Service	85,360	45,646	132,510	89,132
Total revenue	261,110	103,599	361,853	211,451

Cost of revenue:
Product	69,562	12,939	82,060	26,705
Service	30,625	8,656	39,423	17,486
Total cost of revenue	100,187	21,595	121,483	44,191

Gross profit	160,923	82,004	240,370	167,260

Operating expenses:
Research and development	65,896	19,241	83,954	38,008
Sales and marketing	79,153	32,196	117,245	69,468
General and administrative	41,405	11,067	51,504	19,820
Amortization of acquired intangible assets	9,843	856	10,652	1,718
Restructuring charges	(104)	-	(104)	-
Total operating expenses	196,193	63,360	263,251	129,014

Income (loss) from operations	(35,270)	18,644	(22,881)	38,246
Interest and other expense, net	(828)	(543)	(974)	(674)

Income (loss) before income tax expense	(36,098)	18,101	(23,855)	37,572
Income tax expense	(28,183)	6,868	(23,609)	14,863
Net income (loss)	$(7,915)	$11,233	$(246)	$22,709

Basic net income (loss) per share	$(0.09)	$0.27	$-	$0.55
Diluted net income (loss) per share	$(0.09)	$0.27	$-	$0.54
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	91,410	41,060	66,232	41,071
Net income (loss) per share - diluted	91,410	41,652	66,232	41,732

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30		June 30,	September 30
	2015	2014	2015	2015	2014

GAAP Revenue	$261,110	$103,599	$100,743	$361,853	$211,451
Product deferred revenue fair value adjustment	3,107	-		3,107	18
Service deferred revenue fair value adjustment	14,945	-	-	14,945	-
Delayed transfer entity adjustment (1)	633	-	-	633	-
Amortization of acquired intangible assets (3)	2,028	-	-	2,028	-
Non-GAAP Revenue	$281,823	$103,599	$100,743	$382,566	$211,469

GAAP Gross profit	$160,923	$82,004	$79,447	$240,370	$167,260
Product deferred revenue fair value adjustment	3,107	-		3,107	18
Service deferred revenue fair value adjustment	14,945	-	-	14,945	-
Inventory fair value adjustment	12,773	-	-	12,773	-
Delayed transfer entity adjustment (1)	535	-	-	535	-
Share-based compensation expense (2)	921	407	475	1,396	695
Amortization of acquired intangible assets (3)	16,835	923	758	17,593	1,857
Business development and integration expense (4)	225	-	-	225	-
Compensation for post combination services (5)	2,079	9	-	2,079	17
Acquisition related depreciation expense (6)	87	-	-	87	-
Non-GAAP Gross profit	$212,430	$83,343	$80,680	$293,110	$169,847

GAAP Income (loss) from operations	$(35,270)	$18,644	$12,389	$(22,881)	$38,246
Product deferred revenue fair value adjustment	3,107	-		3,107	18
Service deferred revenue fair value adjustment	14,945	-	-	14,945	-
Inventory fair value adjustment	12,773	-	-	12,773	-
Delayed transfer entity adjustment (1)	383	-	-	383	-
Share-based compensation expense (2)	7,503	4,495	4,595	12,098	7,797
Amortization of acquired intangible assets (3)	26,678	1,779	1,567	28,245	3,575
Business development and integration expense (4)	14,544	1,477	3,362	17,906	1,477
Compensation for post combination services (5)	21,661	545	21	21,682	1,081
Restructuring charges	(104)	-	-	(104)	-
Acquisition related depreciation expense (6)	1,177	-	-	1,177	-
Non-GAAP Income from operations	$67,397	$26,940	$21,934	$89,331	$52,194

GAAP Net income (loss)	$(7,915)	$11,233	$7,669	$(246)	$22,709
Product deferred revenue fair value adjustment	3,107	-		3,107	18
Service deferred revenue fair value adjustment	14,945	-	-	14,945	-
Inventory fair value adjustment	12,773	-	-	12,773	-
Share-based compensation expense (2)	7,503	4,495	4,595	12,098	7,797
Amortization of acquired intangible assets (3)	26,678	1,779	1,567	28,245	3,575
Business development and integration expense (4)	14,544	1,477	3,362	17,906	1,477
Compensation for post combination services (5)	21,661	545	21	21,682	1,081
Restructuring charges	(104)	-	-	(104)	-
Acquisition related depreciation expense (6)	1,177	-	-	1,177	-
Loss on extinguishment of debt (7)	55	-	-	55	-
Income tax adjustments (8)	(50,868)	(2,907)	(3,552)	(54,420)	(4,817)
Non-GAAP Net income	$43,556	$16,622	$13,662	$57,218	$31,840

GAAP Diluted Net income (loss) per share	$(0.09)	$0.27	$0.19	$-	$0.54
Share impact of non-GAAP adjustments identified above	0.56	0.13	0.14	0.86	0.22
Non-GAAP Diluted net income per share	$0.47	$0.40	$0.33	$0.86	$0.76

Shares used in computing non-GAAP diluted net income per share	91,967	41,652	41,371	66,811	41,732

(1) Delayed transfer entity adjustment included in these amounts is as follows:
Product Revenue	$633	$-	$-	$633	$-
Cost of product revenue	(98)	-	-	(98)	-
Sales and Marketing	(152)	-	-	(152)	-
Other Income(Expense)	(383)	-	-	(383)	-
Total Delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$167	$93	$102	$269	$153
Cost of service revenue	754	314	373	1,127	542
Research and development	2,572	1,490	1,490	4,062	2,516
Sales and marketing	2,240	1,235	1,403	3,643	2,198
General and administrative	1,770	1,363	1,227	2,997	2,388
Total share-based compensation expense	$7,503	$4,495	$4,595	$12,098	$7,797

(3) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$2,028	$-	$-	$2,028	$-
Cost of product revenue	14,807	923	758	15,565	1,857
Operating expenses	9,843	856	809	10,652	1,718
Total amortization expense	$26,678	$1,779	$1,567	$28,245	$3,575

(4) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$131	$-	$-	$131	$-
Cost of service revenue	94	-		94	-
Research and development	256	-	-	256	-
Sales and marketing	271	-	983	1,254	-
General and administrative	13,792	1,477	2,379	16,171	1,477
Total business development and integration expense	$14,544	$1,477	$3,362	$17,906	$1,477

(5) Compensation for post combination services included in these amounts is as follows:
Cost of product revenue	$328	$6	$-	$328	$12
Cost of service revenue	1,751	3	-	1,751	5
Research and development	8,262	215	21	8,283	420
Sales and marketing	7,472	37	-	7,472	76
General and administrative	3,848	284	-	3,848	568
Total compensation for post combination services	$21,661	$545	$21	$21,682	$1,081

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	46	$-	$-	$46	$-
Cost of service revenue	41	-	-	41	-
Research and development	802	-	-	802	-
Sales and marketing	125	-	-	125	-
General and administrative	163	-	-	163	-
Total acquisition related depreciation expense	$1,177	$-	$-	$1,177	$-

(7) Loss on extinguishment of debt included in these
amounts is as follows
Interest and Other Income/(Expense), net	55	-	-	55	-
Total loss on estinguishment of debt	$55	$-	$-	$55	$-

(8) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(50,868)	$(3,152)	$(3,625)	$(54,493)	$(5,300)
Tax impact of non-GAAP reconciling items in loss jurisdictions	-	245	73	73	483
Total income tax adjustments	$(50,868)	$(2,907)	$(3,552)	$(54,420)	$(4,817)

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30	March 31,
	2015	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities	$318,677	$206,285
Accounts receivable and unbilled costs, net	165,092	82,226
Inventories	71,066	12,130
Prepaid expenses and other current assets	142,708	36,643

Total current assets	697,543	337,284

Fixed assets, net	60,398	23,864
Goodwill and intangible assets, net	2,805,422	247,625
Long-term marketable securities	32,708	58,572
Other assets	8,000	1,704

Total assets	$3,604,071	$669,049

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$37,425	$13,077
Accrued compensation	73,482	36,553
Accrued other	29,912	14,581
Deferred revenue and customer deposits	233,405	123,422

Total current liabilities	374,224	187,633

Other long-term liabilities	10,005	6,479
Deferred tax liability	328,010	10,639
Accrued long-term retirement benefits	28,988	1,587
Long-term deferred revenue	39,224	26,961
Long-term debt	250,000	-

Total liabilities	1,030,451	233,299

Stockholders' equity:
Common stock	114	51
Additional paid-in capital	2,619,418	298,101
Accumulated other comprehensive income	(2,914)	(4,645)
Treasury stock, at cost	(354,511)	(169,516)
Retained earnings	311,513	311,759

Total stockholders' equity	2,573,620	435,750

Total liabilities and stockholders' equity	$3,604,071	$669,049

CONTACT:
NetScout Systems, Inc.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com